SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of Commission Only [as permitted by Rule 14a-6(e) (2)]

☒	Definitive Information Statement

TRANSAMERICA FUNDS

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	$125 per Exchange Act Rules 0-11(c) (1) (ii), 14 c-(1) (ii), 14c-5(g).

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
Date Filed:

TRANSAMERICA FUNDS

Transamerica Multi-Cap Growth

1801 California Street, Suite 5200

Denver, CO 80202

April 2, 2018

Thank you for being a valued Transamerica Shareholder.

We are reaching out to provide you with additional information regarding the approval by the Board of Trustees (the “Board”) of Transamerica Funds of a new sub-advisory agreement with respect to Transamerica Multi-Cap Growth (the “Fund”). No action is required on your part. We do, however, ask that you review the enclosed Information Statement, which contains information about the new sub-advisory agreement for your Fund. We encourage you to store this document with your Transamerica investment information.

Alta Capital Management, LLC (“Alta”) remains the sub-adviser to the Fund. Alta previously sub-advised the Fund in accordance with an investment sub-advisory agreement (the “Prior Sub-Advisory Agreement”) between Alta and Transamerica Asset Management, Inc. (“TAM”), the Fund’s investment manager. On January 2, 2018, a 70% ownership interest in Alta was acquired by Guardian Capital LLC (“Guardian”). This transaction constituted an “assignment,” as that term is defined in the Investment Company Act of 1940, as amended, of the Prior Sub-Advisory Agreement with Alta and resulted in the automatic termination of the agreement. In anticipation of the transaction, the Board considered and approved the continued retention of Alta as the Fund’s sub-adviser and approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) with Alta to take effect upon the closing of the transaction. Based on information provided by TAM and Alta, the Board believes Guardian’s acquisition will have no material effect on the Fund or its shareholders. The enclosed Information Statement contains information regarding the New Sub-Advisory Agreement.

If you have any questions, please call 1-888-233-4339 between 8 a.m. and 5 p.m., Eastern Time, Monday through Friday.

Thank you, again, for your continued business.

Sincerely,

/s/ Marijn P. Smit
Marijn P. Smit Chairman, President and Chief Executive Officer

Information Statement

TRANSAMERICA FUNDS

Transamerica Multi-Cap Growth

April 2, 2018

Summary

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Board Members”) of Transamerica Funds (“Transamerica Funds” or the “Trust”) to the shareholders of Transamerica Multi-Cap Growth (the “Fund”). Transamerica Funds, a registered open-end investment company, is organized as a Delaware statutory trust. The Fund is a series of Transamerica Funds. The Information Statement provides information regarding the approval by the Board of a new sub-advisory agreement on behalf of the Fund. The Fund continues to be sub-advised by Alta Capital Management, LLC. (“Alta”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM”) and Alta, a copy of which is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement became necessary due to the closing of a transaction that resulted in an assignment and automatic termination of the prior sub-advisory agreement between TAM and Alta (the “Prior Sub-Advisory Agreement”).

On January 2, 2018, Guardian Capital LLC (“Guardian”) completed its acquisition of a 70% ownership interest in Alta. This transaction constituted an “assignment” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Prior Sub-Advisory Agreement, resulting in its automatic termination. The Board approved the New Sub-Advisory Agreement in anticipation of the transaction, and the agreement took effect upon the closing of the transaction.

This Information Statement is provided in lieu of a proxy statement the Fund’s shareholders as of January 2, 2018 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Board Members who are not parties to the agreement and are not interested persons, as defined in the 1940 Act, of the parties to the agreement (“Independent Board Members”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about April 2, 2018. Alta will bear all of the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Fund is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s fiscal year end is October 31. The Fund will furnish, without charge, a copy of its annual and semi-annual reports to a shareholder upon request. Such requests should be directed to the Fund by calling toll free 1-888-233-4339 or writing to Transamerica Funds, 1801 California Street, Suite 5200, Denver, CO 80202. Copies of the most recent annual and semi-annual reports of the Fund also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability or this Information Statement, as applicable, may be delivered to two or more shareholders who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the phone number or address set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Fund’s website at https://www.transamerica.com/media/alta-information-statement_tcm145-105236.pdf until at least October 31, 2018. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

TRANSAMERICA FUNDS

Transamerica Multi-Cap Growth

QUESTIONS AND ANSWERS

Q.	Why am I receiving this Information Statement?

A.This Information Statement is being furnished by the Board to provide information to shareholders of the Fund regarding the New Sub-Advisory Agreement. On January 2, 2018, Guardian acquired a 70% ownership interest in Alta. This transaction constituted an “assignment,” within the meaning of the 1940 Act, of the Prior Sub-Advisory Agreement, resulting in its automatic termination. Alta continues to act as sub-adviser for the Fund under the New Sub-Advisory Agreement.

The Fund has obtained exemptive relief from the SEC that permits TAM to enter into a new sub-advisory agreement, subject to Board approval and without shareholder approval under certain circumstances. Pursuant to the exemptive order, the Fund has agreed to provide certain information regarding new sub-advisory agreements.

Q.	Am I being asked to vote on anything?

A.	No. This Information Statement is being provided to the Fund’s shareholders in lieu of a proxy statement pursuant to the terms of the exemptive order. You are not being asked to vote on the New Sub-Advisory Agreement, but you are encouraged to review this Information Statement.

Q.	What is TAM’s role as a manager of managers?

A.	TAM acts as a “manager of managers” for the Fund. TAM recommended to the Board the continued retention of Alta as the Fund’s sub-adviser and the approval of the New Sub-Advisory Agreement with Alta. In acting as a manager of managers, TAM provides investment management services that include, without limitation, selection, proactive oversight and monitoring of the sub-adviser, daily monitoring of the sub-adviser’s buying and selling of securities for the Fund, and regular review and evaluation of the sub-adviser’s performance and adherence to investment style and process.

Q.	Why was Alta retained as sub-adviser for the Fund?

A.	The material terms of the New Sub-Advisory Agreement are substantially similar to the material terms of the Prior Sub-Advisory Agreement between Alta and TAM. The sub-advisory fee payable to Alta under the New Sub-Advisory Agreement is the same as the fee payable under the Prior Sub-Advisory Agreement. In addition, there is expected to be no diminution in the quality of the services that Alta provides for the Fund as a result of the acquisition. Alta retains the same investment processes, key personnel and other support systems as under the Prior Sub-Advisory Agreement. After full and complete discussion, the Board approved the continued retention of Alta as the Fund’s sub-adviser and the New Sub-Advisory Agreement. The key factors considered by the Board are discussed later in the “Evaluation by the Board” section of this Information Statement.

INFORMATION STATEMENT

At a meeting of the Board held on December 6-7, 2017, the Board approved, at TAM’s recommendation, the New Sub-Advisory Agreement effective upon the closing of the Guardian transaction.

The Prior Sub-Advisory agreement terminated automatically when Guardian acquired a 70% ownership interest in Alta on January 2, 2018. The transaction constituted an “assignment” of the Prior Sub-Advisory Agreement under the 1940 Act. The assignment resulted in the automatic termination of the Prior Sub-Advisory Agreement, giving rise to the necessity for the Board to approve, at an in-person meeting, a new sub-advisory agreement between TAM and Alta with respect to the Fund.

THE FUND AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 1801 California Street, Suite 5200, Denver, CO 80202, manages the assets of the Fund pursuant to a Management Agreement (the “Management Agreement”) dated March 1, 2016, which was last approved by the Board, including a majority of the Independent Board Members, on June 7-8, 2017. TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding, LLC (“AUSA”) (23%), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”). Commonwealth and AUSA are wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation and a publicly traded international insurance group.

Subject to the terms of the Management Agreement, TAM, among other things, (i) regularly provides the Fund with investment management services, including management, supervision and investment research and advice, (ii) furnishes a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current registration statement, (iii) provides supervisory, compliance and administrative services to the Fund, and (iv) provides any additional services incidental to the foregoing services. TAM is permitted to enter into contracts with sub-advisers, subject to the Board’s approval. The services that TAM provides to the Fund under the Management Agreement are not expected to change in light of the transaction.

No officer or Board Member of the Fund is a director, officer or employee of Alta. No officer or Board Member of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in Alta or any other person controlling, controlled by or under common control with Alta. Since the Record Date, none of the Board Members of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Alta or any of its affiliates was or is to be a party.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

Alta has served as sub-adviser to the Fund since March 1, 2016. Alta provided sub-advisory services to the Fund pursuant to the Prior Sub-Advisory Agreement. Alta was responsible for sub-advising the assets of the Fund in a manner consistent with the terms of the Prior Sub-Advisory Agreement and the investment objective, strategies and policies of the Fund. The Prior Sub-Advisory Agreement was last approved by the Board, including a majority of the Independent Board Members, on June 7-8, 2017.

As discussed below under the caption “Evaluation by the Board,” the Board authorized TAM to enter into the New Sub-Advisory Agreement, effective upon the closing of the Guardian transaction.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

The terms of the Prior Sub-Advisory Agreement and those of the New Sub-Advisory Agreement are substantially similar. The sub-advisory fee rates payable by TAM to Alta are unchanged under the New Sub-Advisory Agreement. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.” The New Sub-Advisory Agreement was approved by the Board on December 6-7, 2017 and became effective as of January 2, 2018.

Under the terms of the New Sub-Advisory Agreement, subject to the supervision of the Trust’s Board and TAM, Alta shall regularly provide the Fund, with respect to such portion of the Fund’s assets as shall be allocated to Alta by TAM from time to time (the “Allocated Assets”), with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to Alta. The Prior Sub-Advisory Agreement contained the same provisions.

The New Sub-Advisory Agreement provides that Alta will place orders for the purchase and sale of portfolio securities with the issuer or with such broker-dealers who provide research and brokerage services to the Fund within the meaning of Section 28(e) of the Securities Exchange Act of 1934, and/or to any other fund or account over which Alta or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Fund, Alta may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, in such instances where Alta has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Alta’s overall responsibilities with respect to the Fund and to other funds and clients for which Alta exercises investment discretion. The Board may adopt policies and procedures that modify and restrict Alta’s authority regarding the execution of the Fund’s portfolio transactions. The Prior Sub-Advisory Agreement contained the same provisions.

The New Sub-Advisory Agreement provides that it: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by TAM upon written notice to Alta, without the payment of any penalty; (iii) may be terminated at any time by Alta upon 90 days’ written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) and shall not be assignable by TAM without the consent of Alta. The Prior Sub-Advisory Agreement contained the same provisions.

As compensation for the services performed by Alta under the New Sub-Advisory Agreement, TAM shall pay Alta out of the management fee it receives with respect to the Fund, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As described below under the caption “Sub-Advisory Fees,” the compensation Alta receives from TAM under the New Sub-Advisory Agreement is the same as it received under the Prior Sub-Advisory Agreement.

The New Sub-Advisory Agreement requires that Alta, at its expense, supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by any of them and reasonably available to Alta relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act. The Prior Sub-Advisory Agreement contained the same provisions.

The New Sub-Advisory Agreement states that Alta shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of services thereunder, provided that Alta is not protected against any liability to TAM or the Fund to which Alta would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The Prior Sub-Advisory Agreement contained the same provisions.

The New Sub-Advisory Agreement requires Alta to make certain representations and covenants, including concerning Alta’s review of the Fund’s registration statement, the registration statement disclosure being consistent with the manner in which Alta is managing the Fund, and Alta’s commitment to promptly notify TAM and the Trust in the event the registration statement disclosure becomes inaccurate or incomplete. The Prior Sub-Advisory Agreement contained the same provisions.

The New Sub-Advisory Agreement provides that it shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles. The New Sub-Advisory Agreement also provides that any legal suit, action or proceeding related to, arising out of or concerning the agreement shall be brought only in the U.S. District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in the New York Supreme Court. The Prior Sub-Advisory Agreement provided that it shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida.

Shareholders should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM MANAGEMENT FEES

Under the Management Agreement, the Fund pays TAM on an annual basis the following management fee based on its average daily net assets:

First $700 million	0.70%
Over $700 million up to $1.5 billion	0.69%
Over $1.5 billion up to $3 billion	0.67%
In excess of $3 billion	0.63%

The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly. As of December 31, 2017, the net assets of the Fund were $285,078,141.

SUB-ADVISORY FEES

The New Sub-Advisory Agreement’s fee schedule is identical to that of the Prior Sub-Advisory Agreement.

Under the New Sub-Advisory Agreement, TAM (not the Fund) pays Alta the following sub-advisory fees for its services with respect to the Fund’s average daily net assets on an annual basis:

First $700 million	0.25%
Over $700 million up to $1.5 billion	0.24%
Over $1.5 billion up to $3 billion	0.23%
In excess of $3 billion	0.20%

The following table shows the management fees paid to TAM and Sub-Advisory fees paid by TAM to Alta for the fiscal year ended October 31, 2017.

Management Fees Payable to TAM (prior to waivers/expense reimbursements and recapture)	Management Fees Waived/Expenses Reimbursed	Management Fees Paid to TAM (after waivers/expense reimbursements and recapture)	Sub-Advisory Fees Paid by TAM to Alta
$1,876,925	$(139,075)	$1,737,850	$667,903

INFORMATION REGARDING THE SUB-ADVISER

Alta, a subsidiary of Guardian, has been a registered investment adviser since 1981. As of December 31, 2017, Alta has approximately $3.3 billion in total assets under management. Alta’s principal business address is 6440 South Wasatch Boulevard, Suite 260, Salt Lake City, Utah 84121. Guardian’s principal business address is Commerce Court West, 199 Bay Street, Suite 3100, PO Box 201, Toronto, ON M 5L 1E8.

Portfolio Managers

Name	Sub-Adviser	Positions Over Past Five Years
Melanie H. Peche, CFA	Alta Capital Management, LLC	Portfolio Manager of the fund since 2016; Portfolio Manager and Principal with Alta Capital Management, LLC since 2004

Michael O. Tempest	Alta Capital Management, LLC	Portfolio Manager of the fund since 2016; Managing Principal and Chief Investment Officer with Alta Capital Management, LLC since 1996

Management and Governance

Listed below are the names, positions and principal occupations of the principal executive officers of Alta as of December 31, 2017. The principal address of each individual as it relates to his or her duties at Alta is the same as that of Alta unless otherwise noted.

Name	Position with Alta Capital Management, LLC
Michael Tempest	Principal; Chief Investment Officer; Portfolio Manager
Melanie Peche	Portfolio Manager
Andrew Schaffernoth	Client Portfolio Manager

Management Activities.

As of December 31, 2017, Alta did not act as investment adviser or sub-adviser for any registered investment companies and/or other commingled pools with investment objectives similar to those of the Fund. Alta, as a Registered Investment Advisor, does invest and manage individual accounts on a separately managed basis in the same investment management style and objective as the Fund. Alta currently manages approximately $367 million in 393 separate accounts in such a manner.

EVALUATION BY THE BOARD

At a meeting of the Board held on December 6-7, 2017, the Board considered the continued retention of Alta as the Fund’s sub-adviser.

To assist the Board Members in their consideration of the New Sub-Advisory Agreement, the Board Members requested and received from TAM and Alta certain materials and information in advance of the meeting at which the New Sub-Advisory Agreement was approved. In addition, the Independent Board Members consulted with counsel, including independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other matters, the Board Members considered:

(a) that Guardian’s purchase is not expected to result in any diminution in the nature, extent and quality of sub-advisory services provided by Alta to the Fund and its shareholders, including compliance services;

(b) that Alta expects to retain the same investment processes, key personnel and support systems following the purchase;

(c) that Alta is an experienced and respected asset management firm and TAM believes that Alta will continue to have the capabilities, resources and personnel necessary to provide sub-advisory services to the Fund based on an assessment of Alta, its investment personnel, and the sub-advisory services Alta currently provides to the Fund; and

(d) that the New Sub-Advisory Agreement will not result in any change in the rate of sub-advisory fees payable by TAM to Alta.

In their deliberations, the Board Members evaluated and weighed a number of considerations that they believed to be relevant in light of the legal advice furnished to them by counsel, including independent legal counsel, and made a decision in the exercise of their own business judgment. The Board Members based their decisions on the considerations discussed below, among others, although they did not identify any particular consideration or item of information that was controlling of their decisions, and each Board Member may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided. In evaluating the nature, extent and quality of the services to be provided by Alta under the New Sub-Advisory Agreement, the Board Members considered, among other things, information provided by TAM and Alta regarding the operations, facilities, organization and personnel of Alta, as well as the sub-advisory services provided by Alta under the current sub-advisory agreement. The Board Members noted that no changes were being proposed to the Fund’s principal investment strategies. The Board Members considered that TAM and Alta have advised the Board Members that the purchase is not expected to result in any diminution in the nature, extent and quality of sub-advisory services provided to the Fund and its shareholders, including compliance services. The Board Members considered that Alta is an experienced and respected asset management firm that is expected to benefit from the combination of resources once the purchase is completed. In addition, the Board noted that TAM believes that, following the purchase, Alta will continue to have the capabilities, resources and personnel necessary to provide sub-advisory services to the Fund based on TAM’s assessment of Alta, its investment talent and the sub-advisory services currently being provided by Alta to the Fund.

The Board Members noted the past performance, investment management experience, capabilities and resources of Alta. Further, they also noted that it is expected that, after the purchase, the current portfolio managers and their respective investment teams will continue to sub-advise the Fund by employing the same investment processes and will continue to have access to the same support systems.

On the basis of this information and the Board Members’ assessment of the nature, extent and quality of the sub-advisory services to be provided by Alta under the New Sub-Advisory Agreement, the Board Members concluded that Alta is capable of providing a level of sub-advisory services to the Fund that is appropriate in scope and extent in light of the proposed investment programs for the Fund.

Sub-Advisory Fee, Cost of Services to be Provided and Profitability. The Board Members considered the proposed sub-advisory fee schedule under the New Sub-Advisory Agreement noting that the proposed sub-advisory fee schedule payable by TAM to Alta is the same as the fee schedule in the current sub-advisory agreement. The Board Members noted that the management fee schedules for the Fund would not change. On the basis of these considerations, together with the other information they considered, the Board Members determined that the sub-advisory fees to be received by Alta under the New Sub-Advisory Agreement are reasonable in light of the sub-advisory services to be provided.

It was noted that the terms of the current sub-advisory agreement and the New Sub-Advisory Agreement had been negotiated at arm’s-length between TAM and Alta. As such, the Board Members focused on the profitability of TAM and its affiliates with respect to the Fund. The Board noted that it had reviewed the profitability of TAM and its affiliates under the current management agreement in June of 2017 with respect to the Fund, and would reconsider the estimated profitability of TAM and its affiliates in June of 2018 in connection with the proposed renewal of the management agreement.

Economies of Scale. In evaluating the extent to which the sub-advisory fees payable under the New Sub-Advisory Agreement reflect economies of scale or would permit economies of scale to be realized in the future, the Board Members considered the sub-advisory fee schedule and the existence of breakpoints in the sub-advisory fee schedule. The Board Members concluded that they would have the opportunity to periodically reexamine the appropriateness of the sub-advisory fees payable by TAM to Alta in light of any economies of scale experienced in the future.

Fall-Out Benefits. The Board Members considered incidental benefits expected to be derived by Alta from its relationship with the Fund. The Board Members noted that TAM would not receive benefits from research obtained with commissions paid to broker-dealers for portfolio transactions (“soft dollars”) as a result of its relationships with Alta and that Alta may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements.

Conclusion. After consideration of the factors described above, as well as other factors, the Board Members, including all of the Independent Board Members, concluded that the approval of the New Sub-Advisory Agreement is in the best interests of Transamerica Multi-Cap Growth and its shareholders and unanimously approved the New Sub-Advisory Agreement to take effect upon the closing of the purchase of Alta by Guardian.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of TAM or the Alta for the fiscal year ended October 31, 2017.

ADDITIONAL INFORMATION

TAM, the Trust’s investment manager, Transamerica Fund Services, Inc., the Trust’s transfer agent, and Transamerica Capital, Inc., the Trust’s principal underwriter, are each located at 1801 California Street, Suite 5200, Denver, CO 80202.

As of December 31, 2017, the Board Members and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of December 31, 2017, the following shareholders owned of record 5% or more of the outstanding shares of the class identified of the Fund:

Name & Address	Fund Name	Class	Percentage of Class Owned
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-1995	Transamerica Multi-Cap Growth	A	7.74%

Transamerica Asset Management Inc Seed Money Account Attn Corporate Accounting 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Multi-Cap Growth	Advisor	100.00%

National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-1995	Transamerica Multi-Cap Growth	C	8.37%

Raymond James 880 Carillon Pkwy St Petersburg FL 33716-1100	Transamerica Multi-Cap Growth	C	5.95%

Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Multi-Cap Growth	C	5.85%

National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-1995	Transamerica Multi-Cap Growth	I	50.90%

Charles Schwab & Co 211 Main St San Francisco CA 94105-1905	Transamerica Multi-Cap Growth	I	8.29%

Transamerica Asset Allocation - Moderate Growth Portfolio Investment Account Attn Fund Operations Mailstop 20B 1801 California St Ste 5200 Denver CO 80202-2642	Transamerica Multi-Cap Growth	I2	38.85%

Transamerica Asset Allocation - Growth Portfolio Investment Account Attn Fund Operations Mailstop 20B 1801 California St Ste 5200 Denver CO 80202-2642	Transamerica Multi-Cap Growth	I2	26.87%

Transamerica Asset Allocation - Moderate Portfolio Investment Account Attn Fund Operations Mailstop 20B 1801 California St Ste 5200 Denver CO 80202-2642	Transamerica Multi-Cap Growth	I2	20.77%

Transamerica Asset Allocation - Conservative Portfolio Investment Account Attn Fund Operations Mailstop 20B 1801 California St Ste 5200 Denver CO 80202-2642	Transamerica Multi-Cap Growth	I2	8.26%

Transamerica Asset Management Inc Seed Money Account Attn Corporate Accounting 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Multi-Cap Growth	T1	100.00%

Any shareholder who holds beneficially 25% or more of the Fund may be deemed to control the Fund until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Fund. Any shareholder controlling the Fund may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Fund without the consent or approval of other shareholders.

As of December 31, 2017, no shareholders owned of record 25% or more of the outstanding shares of the Fund.

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Board Members, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Tané T. Tyler
Vice President, Associate General Counsel,
Chief Legal Officer and Secretary
Transamerica Asset Management, Inc.

April 2, 2018

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

Alta Capital Management LLC

This Agreement, entered into as of January 2, 2018 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and Alta Capital Management LLC, a Utah limited liability company (referred to herein as the “Subadviser”).

TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (each a “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1. Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to each Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2.	Subadvisory Services. In its capacity as subadviser to each Fund, the Subadviser shall have the following responsibilities:

(a)	Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide each Fund with respect to such portion of a Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information (“Investment Policies”), and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Subadviser (“Limitations”). The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by each Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s current Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the Investment Policies and Limitations, any written instructions and directions of the Board or TAM provided to the Subadviser from time to time (“Instructions”, and any other specific policies adopted by the Board and disclosed to the Subadviser (“Board Policies”). The Subadviser’s responsibility for providing investment research, advice, management and supervision to a Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized to give instructions with respect to the Allocated Assets to the custodian of a Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies.

(b)

The Subadviser will place orders pursuant to its investment determinations for a Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of a Fund’s portfolio transactions provided herein.

(c)	Each Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of a Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by Trust and applicable to the Fund from time to time (“Procedures”), and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)	Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)	The Subadviser will monitor the security valuations of the Allocated Assets. If the Subadviser believes that a Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, the Subadviser will notify TAM promptly. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

(f)	In performing its duties to a Fund hereunder, the Subadviser shall not be accountable for compliance with the Governing Documents, the Investment Policies, Limitations, Instructions, Board Policies, Procedures and/or any amendments thereto unless and until provided to the Subadviser by TAM.

3. Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for a Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

4. Allocation of Charges and Expenses. During the term of this Agreement, each Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

Each Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust and/or the Fund for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)	The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5. Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)	TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by each Fund, its funds available, or to become available, for investment, and generally as to the condition of each Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

(b)	The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information each Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6. Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated with respect to a Fund as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of a Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7. Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or a Fund shall receive from the Trust or such Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

8. Term. This Agreement shall continue in effect with respect to each Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

9. Termination. This Agreement may be terminated with respect to a Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. This Agreement may also be terminated by TAM upon written notice to the Subadviser, without the payment of any penalty. The Subadviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10. Use of Name. TAM and the Trust are authorized to use the name of the Subadviser and any marks, symbols or logos of the Subadviser in registration statements, advertising or otherwise. If this Agreement is terminated with respect to a Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name and its marks, symbols or logos that misleadingly imply a continuing relationship between the Fund and the Subadviser or any of its affiliates.

11. Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

12. Registration Statement Disclosures. The Subadviser represents, warrants and agrees that it has reviewed the Trust’s current registration statement on Form N-1A with respect to each Fund as filed with the SEC and any amendments or supplements thereto, including without limitation any supplements filed pursuant to Rule 497 under the Securities Act of 1933 (as so amended and supplemented from time to time, the “Registration Statement”) and agrees to promptly review future amendments or supplements to the Registration Statement that relate to the Subadviser or the Fund, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser, including any performance information the Subadviser provides that is included in or serves as the basis for information included in the Registration Statement, as of the date of this Agreement, and as of the date of any future amendments or supplements to the Registration Statement, the Registration Statement does not contain any untrue statement of any material fact or omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

The Subadviser further agrees to notify TAM and the Trust promptly of any statement respecting or relating to the Subadviser contained in the Registration Statement that becomes untrue in any material respect or if the Registration Statement omits any statement of material fact respecting or relating to the Subadviser that is required to be stated therein or necessary to make the statements contained therein not misleading.

With respect to the disclosure respecting a Fund, the Subadviser represents, warrants and agrees that the description in the Registration Statement, including the Fund’s investment objective, investment strategies and risks (the “Description”), as of the date of this Agreement and as of the date of any future amendments or supplements to the Registration Statement, is consistent with the manner in which the Subadviser is managing the Fund, and the identification and description of risks in the Registration Statement is inclusive of, and accurately describes in all material respects, all material risks known to the Subadviser that may arise in connection with the management of the Fund by the Subadviser.

The Subadviser further agrees to notify TAM and the Trust promptly in the event that the Subadviser becomes aware that the Description for a Fund is inconsistent with the manner in which the Subadviser is managing a Fund, or in the event that the identification and description of risks in the Registration Statement fails to include, or accurately describe in all material respects, all material risks known to the Subadviser that may arise in connection with the management of the Fund by the Subadviser.

13. Meanings of Certain Terms. For the purposes of this Agreement, a Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

14. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to a Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

15. Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for a Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

16. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund or TAM in any way or otherwise be deemed to be an agent of a Fund or TAM.

17. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

18. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Trust and the Fund are third-party beneficiaries as to the covenants, obligations, representations and warranties undertaken by the Subadviser under this Agreement and as to the rights and privileges to which TAM is entitled pursuant to this Agreement, and that the Trust and the Fund are entitled to all of the rights and privileges associated with such third-party-beneficiary status. This Agreement does not, and is not intended to, create any other third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the Trust, the Fund, and the parties and their respective successors and permitted assigns.

19. Governing Law and Forum Selection. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the U.S. District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in the New York Supreme Court (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts; (b) waives any objection to venue in either Designated Court and (c) waives any objection that either Designated Court is an inconvenient forum. For any action commenced in the New York Supreme Court, application shall be submitted to the Commercial Division.

20. Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

21. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes of this Agreement and the arrangements contemplated thereby, including without limitation concerning the winding down or liquidation of any Fund investments.

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher Staples
Name:	Christopher Staples
Title:

ALTA CAPITAL MANAGEMENT LLC

By:	/s/ Michael Tempest
Name:	Michael Tempest
Title:	CIO

SCHEDULE A

Fund	Investment Subadvisory Fee[1]
Transamerica Multi-Cap Growth (fka Transamerica Growth Opportunities)	0.25% of the first $700 million 0.24% over $700 million up to $1.5B 0.23% over $1.5B up to $3.0B 0.20% over $3.0B

[1]	As a percentage of average daily net assets on an annual basis.

TRANSAMERICA FUNDS

Transamerica Multi-Cap Growth

1801 California Street, Suite 5200

Denver, CO 80202

Telephone: 1-888-233-4339

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Multi-Cap Growth (the “Fund”). The Fund is a series of Transamerica Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement is to inform shareholders that, on January 2, 2018, a 70% ownership interest in Alta Capital Management, LLC (“Alta”) was acquired by Guardian Capital LLC (“Guardian”). This transaction constituted an “assignment” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), of the prior sub-advisory agreement between Transamerica Asset Management, Inc. (“TAM”) and Alta with respect to the Fund, resulting in its automatic termination. The Board of Trustees of the Trust (the “Board” or “Board Members”) approved a new sub-advisory agreement between TAM and Alta prior to the closing of the acquisition, which took effect on January 2, 2018. Alta continues to act as sub-adviser for the Fund under the new sub-advisory agreement. TAM continues to serve as the Fund’s investment manager. The Information Statement provides information regarding the new sub-advisory agreement. Based upon information provided by TAM and Alta, the Board believes this change will have no material effect on the Fund and its shareholders.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Board Members who are not parties to the agreement and are not interested persons, as defined in the 1940 Act, of the parties to the agreement, without obtaining investor approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Fund’s website at https://www.transamerica.com/media/alta-information-statement_tcm145-105236.pdf until at least October 31, 2018. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.